MORRIS PUBLISHING ANNOUNCES SUPPORT OF ITS
PREPACKAGED PLAN OF REORGANIZATION

Morris to ask court to approve exchange of notes

AUGUSTA, GA — JANUARY 13, 2010 — Morris Publishing Group, LLC (the “Company”) announced today that it received overwhelming support for its prepackaged plan of reorganization, which will be filed on or before Jan. 19, 2010.

If accepted, the plan will allow Morris Publishing to exchange $100 million in new debt for $278.5 million in existing debt. The plan of reorganization is not expected to have any noticeable impact on Morris’ ongoing operations.

Morris had offered to exchange $100 million in new second-lien secured notes for $278.5 million in outstanding 7% senior subordinated notes, but that offer required that 99 percent of existing notes be tendered. That condition was not met by a Jan. 12 deadline, so Morris has terminated the offer.

The Prepackaged Plan of Reorganization

Under the terms of a restructuring support agreement among the Company and holders of approximately 75%, or $209 million, of the Existing Notes, the Company agreed to file voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code on or prior to January 19, 2010 to seek confirmation of a prepackaged plan of reorganization (the “Plan”). If the Plan is confirmed by the Bankruptcy Court, 100% of the Existing Notes, plus all accrued and unpaid interest, will be canceled, and holders will receive their pro rata share of New Notes.

Simultaneously with the exchange offer, the Company solicited holders of the Existing Notes to accept the Plan.

The holders of the Existing Notes represent the only impaired class of claims under the Plan. For a class of impaired claims to accept the Plan, the Bankruptcy Code requires acceptance by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of holders of claims of such class who vote on the Plan.

At the deadline to submit votes for or against the Plan, the Company had received votes from holders of Existing Notes significantly in excess of the required threshold for a successful vote.

For Additional Information

The information agent for the exchange offer is Ipreo Holdings LLC. Holders of Existing Notes with questions regarding the return of their Existing Notes should contact the information agent at (877) 746-3583 (toll free) or (201) 499-3500.

Morris Publishing

Morris Publishing Group, LLC is a privately held media company based in Augusta, Georgia. Morris Publishing currently owns and operates 13 daily newspapers as well as nondaily newspapers, city magazines and free community publications in the Southeast, Midwest, Southwest and Alaska. For more information, visit Morris Publishing’s Web sites, www.morrisrestructures.com and www.morris.com ..

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and while we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the Company may need to seek protection under the United States Bankruptcy Code, and the risk that the Company will be otherwise unsuccessful in its efforts to effectuate a comprehensive restructuring of its businesses. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Media Contact:

Sandra Sternberg
310-788-2850
or
Dave Satterfield
408-802-6767

Financial Contact:

Steve K. Stone
Senior Vice President, Chief Financial Officer
Morris Publishing Group
706-828-4376